FOUR EASY WAYS TO VOTE YOUR PROXY
INTERNET:	Go to www.xxxxxxx.xxx and follow the online directions.

TELEPHONE:	Call x-xxx-xxx-xxxx and follow the simple instructions.

MAIL:	Vote, sign, date and return your proxy by mail.

IN PERSON:	Vote at the Special Meeting of Shareholders.

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«TARGET_FUND_» (the “Target Fund”)	PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
AN INVESTMENT PORTFOLIO OF «TARGET_FUND_REGISTRANT» (the “Trust”)	(the “Board”) PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 1, 2011
The undersigned hereby appoints Philip A. Taylor, John M. Zerr and Sheri Morris, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on April 1, 2011, at 3:00 p.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Target Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL.

NOTE:	If you vote by telephone or on the Internet, please do NOT return your proxy card.

¯	Proxy must be signed and dated below.
Dated ____________________

Signature(s)	(Sign in the Box)
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.
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¯	Please fill in box as shown using black or blue ink or number 2 pencil. ☒ ¯
PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING “FOR” THE PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on April 1, 2011: The Proxy Statement is available at .

	FOR	AGAINST	ABSTAIN

1.
To approve an Agreement and Plan of Reorganization between the “Target Fund” and «Acquiring_Fund_» (the “Acquiring Fund”), a series of «Acquiring_Fund_Registrant» (the “Acquiring Trust”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
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PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Please vote, sign and date this proxy card and return it in the enclosed envelope.

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